UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2004

Stryker Corporation
(Exact name of registrant as specified in its charter)

Michigan	0-9165	38-1239739
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2725 Fairfield Road, Kalamazoo, Michigan		49002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Stryker Corporation issued a press release on December 10, 2004 announcing that on December 10, 2004, the Board of Directors of the Company appointed Stephen P. MacMillan as President and Chief Executive Officer of the Company effective January 1, 2005.  In addition, the Board of Directors elected Mr. MacMillan to a newly-created position on the Board of Directors, also effective January 1, 2005.  At this time, no determination has been made as to which committees of the Board of Directors, if any, that Mr. MacMillan will serve on.

Mr. MacMillan, age 41, joined Stryker in June 2003 as President and Chief Operating Officer.  Before that, he was Sector Vice President, Global Specialty Operations for Pharmacia Corporation, which he joined in 1999.  Prior to his tenure with Pharmacia, Mr. MacMillan spent 11 years at Johnson & Johnson, in both the United States and Europe, most recently as President of Johnson & Johnson-Merck Consumer Pharmaceuticals.  He holds a Bachelor of Arts in Economics from Davidson College and is a graduate of the Harvard Business School Advanced Management Program.

Information regarding the employment agreement that the Company entered into with Mr. MacMillan when he joined the Company was previously reported in the definitive proxy statement for the Company's 2004 Annual Meeting of Stockholders that was filed with the Securities and Exchange Commission on March 12, 2004 and is available at www.stryker.com within the "For Investors" link.

John W. Brown, who currently is Chairman of the Board and Chief Executive Officer of the Company, is retiring as Chief Executive Officer but will continue to serve as nonexecutive Chairman of the Board after January 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRYKER CORPORATION
(Registrant)

December 10, 2004	/s/ DEAN H. BERGY
Date	Dean H. Bergy
Vice President,
Chief Financial Officer and Secretary
(Principal Financial Officer)